Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 20, 2008, relating to the consolidated financial statements of World Heart Corporation as of and for the year end December 31, 2007 ncluded in its Annual Report on Form 10-KSB/A for the year ended December 31, 2007.  We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ Burr, Pilger & Mayer LLP
San Francisco, California
November 5, 2008